                                                                    EXHIBIT 3(b)



                           KEYSPAN ENERGY CORPORATION



                                 BY-LAWS



                                __________, 1996

                               BROOKLYN, NEW YORK

                           KEYSPAN ENERGY CORPORATION

                                     INDEX


PAGE
---------------------------
ARTICLE I
MEETINGS OF SHAREHOLDERS
Section 1.1                  Annual Meetings..........................      1
Section 1.2                  Special Meetings.........................      1
Section 1.3                  Place of Meetings........................      1
Section 1.4                  Presiding at Meetings....................      1
Section 1.5                  Quorum...................................      1
Section 1.6                  Adjournment..............................      2
Section 1.7                  Notice of Meetings.......................      2
Section 1.8                  Waiver and Consent.......................      2
Section 1.9                  Fixing Record Date.......................      3
Section 1.10                 List of Shareholders at Meetings.........      3
Section 1.11                 Proxies..................................      3
Section 1.12                 Notice of Shareholder Business
                             and Nominations..........................      4
Section 1.13                 Inspectors of Elections..................      7
Section 1.14                 Vote of Shareholders.....................      7

ARTICLE II
BOARD OF DIRECTORS
Section 2.1                  Number of Directors......................      8
Section 2.2                  Elections, Terms and Vacancies...........      8
Section 2.3                  Meetings of the Board....................      9
Section 2.4                  Notice and Adjournment...................      9
Section 2.5                  Fiscal Year..............................      9
Section 2.6                  Quorum...................................      9
Section 2.7                  Unanimous Written Consent...................  10
Section 2.8                  Resignation of Directors....................  10
Section 2.9                  Removal of Directors........................  10
Section 2.10                 Compensation of Directors...................  10
Section 2.11                 Time and Place of Meetings..................  10
Section 2.12                 Special Meetings............................  10
Section 2.13                 Telephonic Meetings.........................  10

ARTICLE III
COMMITTEES
Section 3.1                  Organization and Authority..................  11
Section 3.2                  Executive Committee.........................  11
Section 3.3                  Organization and Nominating Committee.......  11
Section 3.4                  Audit Committee.............................  12
Section 3.5                  Action by a Committee.......................  12
Section 3.6                  Quorum......................................  12
Section 3.7                  Reports to Board of Directors...............  12
Section 3.8                  Compensation of Committee Members...........  12
Section 3.9                  Resignation and Removal of Committee
                               Members...................................  12
Section 3.10                 Unanimous Written Consent...................  12
Section 3.11                 Place of Committee Meetings.................  12
Section 3.12                 Notice......................................  13

ARTICLE IV
OFFICERS AND THEIR DUTIES
Section 4.1                  Officers.................................... 13
Section 4.2                  Term of Office; Resignation;
                               Removal; Vacancies........................ 13
Section 4.3                  Powers and Duties........................... 13
Section 4.4                  Salaries.................................... 14
Section 4.5                  Chairman.................................... 14
Section 4.6                  Vice Chairman............................... 14
Section 4.7                  President................................... 14
Section 4.8                  Vice President.............................. 14
Section 4.9                  Secretary................................... 15
Section 4.10                 Treasurer................................... 15
Section 4.11                 Comptroller................................. 15


ARTICLE V
SHARES
                              CERTIFICATED SHARES

Section 5.1                   Certificates, Registrar and
                               Transfer Agent............................ 16
Section 5.2                   Authorization of Facsimile Signatures
                               and Seal.................................. 16
Section 5.3                   Transfer of Certificated Shares............ 16
Section 5.4                   Lost, Stolen or Destroyed Share
                               Certificates.............................. 17

                             UNCERTIFICATED SHARES

Section 5.5                   Uncertificated Shares...................... 17
Section 5.6                   Transfer of Uncertificated Shares.......... 17


ARTICLE VI
INDEMNIFICATION
Section 6.1              General Applicability....................... 18
Section 6.2              Scope of Indemnification.................... 18
Section 6.3              Other Indemnification Provisions............ 18
Section 6.4              Survival of Indemnification................. 19
Section 6.5              Inability to Limit Indemnification.......... 19
Section 6.6              Severability................................ 19

ARTICLE VII
OTHER MATTERS
Section 7.1              Books to be Kept............................ 20
Section 7.2              Interest of Directors and Officers
                           in Transactions........................... 20
Section 7.3              Corporate Seal.............................. 21
Section 7.4              When Notice or Lapse of Time Unnecessary.... 21

ARTICLE VIII
AMENDMENTS TO BY-LAWS
Section 8.1              By Directors................................ 21
Section 8.2              By Shareholders............................. 21

                           KEYSPAN ENERGY CORPORATION
                                (THE "COMPANY")
                                    BY-LAWS
                               ____________, 1996



                                   ARTICLE I
                            MEETINGS OF SHAREHOLDERS

     SECTION 1.1     ANNUAL MEETINGS

     The annual meeting of the shareholders of the Company shall be held at such date and time as may be designated by the Board of Directors, during the month of February or March of each year for the election of Directors or for any other proper business which may be transacted at an annual meeting.

     SECTION 1.2     SPECIAL MEETINGS

     Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special shareholders' meetings may be called only by the Chairman or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Company would have if there were no vacancies. At any special meeting, only such business may be transacted which is related to the purpose(s) set forth in the notice of such special meeting given pursuant to
Section 1.7 of these By-laws.

     SECTION 1.3     PLACE OF MEETINGS

     Shareholders' meetings shall be held at the principal office of the Company or at such other place as designated from time to time by the Board of Directors and stated in the notice of such meeting.

     SECTION 1.4     PRESIDING AT MEETINGS

     At all shareholders' meetings, the Chairman, the President or a Vice President, shall act as Chairman of the meeting as provided for in Sections 4.5,
4.7 and 4.8 and the Secretary or Assistant Secretary shall act as Secretary of the meeting as provided for in Section 4.9.

     SECTION 1.5     QUORUM

     Holders of a majority of the shares of the Company entitled to vote must be present, in person or by proxy, at each shareholders' meeting to constitute a quorum at such meeting, less than a majority, however, having the power to adjourn. When a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of

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such specified item of business.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     Except as may be provided by or pursuant to the Certificate of Incorporation, at all shareholders' meetings each shareholder entitled to vote shall be entitled to one vote for each share held by him or her, and may vote and otherwise act either in person or by proxy, as provided for in Section 1.11.

     SECTION 1.6     ADJOURNMENT

     The Chairman of the meeting, or a majority of the shares so represented at
the meeting, may adjourn the meeting despite the absence of a quorum.   When a
shareholders' meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this
Section 1.6.

     SECTION 1.7     NOTICE OF MEETINGS

     Written notice of the date, time and place of every shareholders' meeting shall be given personally, or by first class mail (not less than ten (10) nor more than fifty (50) days before the date of the meeting) or by third class mail (not less than twenty-four (24) nor more than fifty (50) days before the date of the meeting) or as otherwise may be permitted by law, to each shareholder of record as of the date fixed by the Board of Directors, pursuant to Section 1.9 hereof, and such other notice shall be given as may be required by law.

     Notice of a special shareholders' meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose(s) for which the meeting is called.

     If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the shareholders' list, record, or, if he or she shall have filed with the Secretary of the Company a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.


     SECTION 1.8     WAIVER AND CONSENT

     Notice of meeting need not be given to any shareholder who

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submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without objecting to the lack of notice of such meeting prior to the conclusion of the meeting, shall constitute a waiver of notice by such shareholder.

     The transactions of any shareholders' meeting, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof.

     All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Executors, administrators, guardians, trustees, and other fiduciaries entitled to vote shares may sign such waivers, consents and approvals.

     SECTION 1.9     FIXING RECORD DATE

     For the purpose of determining the shareholders entitled to notice of or to vote at any shareholders' meeting or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination. Such date shall not be more than fifty (50) nor less than ten
(10) days before the date of such meeting, nor more than fifty (50) days before the date of such action.

     SECTION 1.10    LIST OF SHAREHOLDERS AT MEETINGS

     A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any shareholders' meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     SECTION 1.11    PROXIES

     (a) Generally.  Every person entitled to vote or execute consents shall
         ---------
have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Company. Any executor, administrator, guardian, trustee or other fiduciary, may give proxies.

     (b) Term of Proxies.  A proxy is not valid after the expiration of eleven
         ---------------
(11) months from the date of its execution, unless the length of time for which such proxy is to continue in force is otherwise specified therein, which in no case shall exceed seven (7) years from the date of its execution.

     (c) Revocation and Suspension of Proxies.  Any proxy duly executed
         -------------------------------------
continues in full force and effect and is not revoked until an instrument revoking it, or until a duly executed proxy bearing a later date, is filed with the Secretary of the Company. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Company. Notwithstanding that a valid proxy is outstanding, if the person executing the proxy is present at the meeting and elects to vote in person, then the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest (which states that fact on its face).

     (d) Voting by Two or More Proxies.  If any instrument of proxy designates
         ------------------------------
two or more persons to act as proxy, in the absence of any provision in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as such proxies. If only one such proxy is present, such proxy may vote all the shares, and all the shares standing in the name of the principal(s) for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more administrators, executors, trustees, or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

     (e) Director's Determination of Execution and Use of Proxies. The Board of
         --------------------------------------------------------
Directors may, in advance of any annual or special meeting of the shareholders, prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.

     SECTION 1.12    NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

     A.   Annual Shareholders' Meetings
          -----------------------------
     (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual shareholders' meeting (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Section 1.12 who is entitled to vote at the meeting and who complies with the notice of procedures set forth in this Section 1.12.

     (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.12 of Article I, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and no later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.12 of Article I to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by paragraph (A) of Section 1.12 of Article I shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     B.  Special Shareholders' Meetings
         ------------------------------

     Only such business shall be conducted at a special shareholders' meeting as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special shareholders' meeting at which Directors are to be elected pursuant to the Company's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 1.12 who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12. In the event the Company calls a special shareholders' meeting for the purpose of electing one or more Directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (A)(2) of this Section 1.12 of Article I shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

     C.  General
         -------

     (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 of Article I shall be eligible to serve as Directors and only such business shall be conducted at a shareholders' meeting as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12 of Article I. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 of Article I and, if any proposed nomination or business is not in compliance with this Section 1.12 of Article I, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this Section 1.12 of Article I, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

     (3)  Notwithstanding the foregoing provisions of this Section 1.12 of
Article I, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12 of Article I. Nothing in this Section
1.12 of Article I shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect Directors under specified circumstances.

     SECTION 1.13 INSPECTORS OF ELECTIONS

     Voting at shareholders' meetings need not be conducted by inspectors unless a shareholder present in person or by proxy and entitled to vote at such meeting so requests. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

     SECTION 1.14 VOTE OF SHAREHOLDERS

     Subject to the rights of holders of any series of Preferred Stock, Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Subject to the rights of holders of any series of Preferred Stock, whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

                                   ARTICLE II
                               BOARD OF DIRECTORS


     SECTION 2.1     NUMBER OF DIRECTORS

     The affairs of this Company shall be managed by no less than nine nor more than twelve Directors as fixed by resolution adopted by a majority of the entire Board.

     SECTION 2.2     ELECTIONS, TERMS AND VACANCIES

     The Board of Directors shall be divided into three classes designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of Directors constituting the entire Board permits. At the first annual meeting of shareholders, or any special meeting in lieu thereof, Class I, Class II and Class III Directors shall be elected for terms expiring at the next succeeding annual meeting, the second succeeding annual meeting and the third succeeding annual meeting, respectively, and until their respective successors are elected and qualified. At each annual shareholders' meeting after such first annual (or special) meeting of shareholders, the Directors chosen to succeed those in the class whose terms then expire shall be elected by shareholders for terms expiring at the third succeeding annual meeting after election, or for such lesser term for which one or more may be nominated in a particular case in order to assure that the number of Directors in each class shall be appropriately constituted and until their respective successors are elected and qualified. Newly created Directorships or any decrease in Directorships resulting from increases or decreases in the number of Directors shall be so apportioned among the classes of Directors as to make all the classes as nearly equal in number as possible. Vacancies on the Board at any time and for any reason except the removal of Directors without cause may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of Directors is in the regular order of business, and until his or her successor has been elected and qualified.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Stock (other than the Common Stock) shall have the right, voting separately by class or series, to elect Directors at an annual or special shareholders' meeting, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by any terms of the Certificate of Incorporation of the Company applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Section 2.2 unless expressly provided by such terms.

     SECTION 2.3     MEETINGS OF THE BOARD

     An annual meeting of the Board of Directors shall be held in each year as soon as practicable after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. No notice need be given of annual or regular meetings of the Board of Directors.

     SECTION 2.4     NOTICE AND ADJOURNMENT

     Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, New York time, on the fifth business day prior to the meeting or by telegram, by facsimile transmission, by written message or orally to the Directors not later than noon, New York time, on the day prior to the meeting. Notices shall be deemed to have been given by mail when deposited in the United States mail, by telegram at the time of filing, by facsimile transmission upon confirmation of receipt, and by messenger at the time of delivery by the messenger. Notices by mail, telegram, facsimile transmission or messenger shall be sent to each Director at the address or facsimile number designated by him or her for that purpose, or, if none has been so designated, at his or her last known residence or business address. Notice of a meeting of the Board of Directors need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting of the Board of Directors. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given in the manner described above to the Directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

     SECTION 2.5  FISCAL YEAR

     The fiscal year of the Company shall be fixed by the Board of Directors.

     SECTION 2.6     QUORUM

     Unless a greater quorum is required by law, a majority of the number of directors at the time serving on the Board of Directors shall constitute a quorum for the transaction of business, or of any specified item of business, provided, however, that a quorum shall not consist of less than one-third of the entire Board of Directors. Except where otherwise provided by law or in the Certificate of Incorporation or these By-Laws, the vote of a majority of the Directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

     SECTION 2.7     UNANIMOUS WRITTEN CONSENT

     Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Company shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

     SECTION 2.8     RESIGNATION OF DIRECTORS

     Any Director of the Company may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

     SECTION 2.9     REMOVAL OF DIRECTORS

     Directors may be removed for cause by a vote of shareholders entitled to vote thereon, or by action of the Board of Directors. Directors shall not be removed without cause by vote of the shareholders, except in the case of a Director elected by the holders of any class or series (other than the Common Stock), now or hereafter authorized, voting as a class or series, when so entitled by the provisions of the Certificate of Incorporation applicable thereto.

     SECTION 2.10    COMPENSATION OF DIRECTORS

     Members of the Board shall receive such fees and compensation fixed from time to time by the Board and shall be reimbursed for reasonable expenses for attending Board Meetings.

     SECTION 2.11    TIME AND PLACE OF MEETINGS

     Meetings of the Board of Directors shall be held in such month on such day at such hour and at such place as the Board may from time to time direct.

     SECTION 2.12    SPECIAL MEETINGS

     Special meetings of the Board may be held on the call of the Chairman, the President or the Secretary or upon written request of a majority of the Directors at the time serving on the Board addressed to the Secretary.

     SECTION 2.13    TELEPHONIC MEETINGS

     Any one or more members of the Board or any committee of the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III
                                   COMMITTEES

     SECTION 3.1     ORGANIZATION AND AUTHORITY

     The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members, such committees as the Board of Directors may from time to time determine, including those created by Sections 3.2, 3.3 and 3.4 of this Article III, each consisting of three or more Directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to (1) the submission to shareholders of any action that needs shareholders' approval; (2) the filling of vacancies in the Board or in any committee thereof; (3) the fixing of compensation of the Directors for serving on the Board or on any committee thereof; (4) the amendment or repeal of the By-Laws, or the adoption of new By-Laws; (5) the amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable; (6) the fixing or changing of the size of the Board; or (7) the removal or indemnification of Directors. In the event of the absence of any member(s) from a meeting of a committee replacements may be made from Directors designated as alternate members of such committee by the Board. The Chairman, or in his absence or should he so direct, the President, or in his absence, a Vice President, if such officers are members of the committee, shall preside at meetings of the committee, otherwise the presiding officer shall be designated by majority vote of the committee. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business.

     SECTION 3.2     EXECUTIVE COMMITTEE

     There shall be an Executive Committee of not more than six (6) Directors to be designated by the Board. The Executive Committee shall have and may exercise all of the authority and powers of the Board subject to limitations prescribed by law or these by-laws. The Secretary of the Company shall be the Secretary of the Executive Committee.

     SECTION 3.3     ORGANIZATION AND NOMINATING COMMITTEE

     There shall be an Organization and Nominating Committee of not more than six (6) Directors to be designated by the Board. The Organization and Nominating Committee shall have and may exercise all of the authority and powers of the Board necessary to address executive compensation, review management succession plans and recommend nominees to the Board, subject to limitations prescribed by law or these by-laws. The Secretary of the Company shall be the Secretary of the Organization and Nominating Committee.

     SECTION 3.4     AUDIT COMMITTEE

     There shall be an Audit Committee of not more than six (6) Directors to be designated by the Board. The Audit Committee shall have and may exercise all of the authority and powers of the Board, necessary to review and monitor accounting and control procedures, general auditing and business practices, external financial reporting practices, and ethical standards for the Company, subject to limitations prescribed by law or these by-laws. The Secretary of the Company shall be the Secretary of the Audit Committee.


     SECTION 3.5     ACTION BY A COMMITTEE

     The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no individual powers as such. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

     SECTION 3.6     QUORUM

     A majority of the members of a committee shall constitute a quorum.

     SECTION 3.7     REPORTS TO BOARD OF DIRECTORS

     Each such committee shall keep a record of its proceedings and make reports to the Board at its next regular meeting.

     SECTION 3.8     COMPENSATION OF COMMITTEE MEMBERS

     Members of committees of the Board shall receive such fees and compensation as fixed from time to time by the Board and shall be reimbursed for reasonable expenses for attending committee meetings.

     SECTION 3.9     RESIGNATION AND REMOVAL OF COMMITTEE MEMBERS

     Any member of any committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein. Committee members may be removed by action of the Board of Directors, with or without cause.

     SECTION 3.10    UNANIMOUS WRITTEN CONSENT

     Any action authorized in writing, by all of the members of a committee and filed with the minutes of the Company shall be the act of that committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of such committee.

     SECTION 3.11    PLACE OF COMMITTEE MEETINGS

     Meetings of each committee shall be held in such month on such day at such hour and at such place as such committee may from time to time direct.


     SECTION 3.12    NOTICE

     Unless otherwise provided by resolution of the Board or by vote of a majority of the members of the relevant committee, notice of committee meetings shall be given in the same manner as notice of special meetings of the Board is to be given under Section 2.4 of these By-Laws.

                                   ARTICLE IV
                           OFFICERS AND THEIR DUTIES

     SECTION 4.1     OFFICERS

     As soon as may be after the election of the Directors at a meeting of the shareholders, the Board of Directors shall elect one of its number President, and may elect one of its number Chairman. The President shall be the Chief Executive Officer except that if a Chairman be elected, the Board may designate either the Chairman or the President as Chief Executive Officer. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board may elect or appoint such other officers and agents as it may deem proper.

     SECTION 4.2     TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES

     Except as otherwise provided in the resolution of the Board of Directors electing or appointing any officer, all officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next succeeding annual meeting of shareholders. Each officer shall hold office for the term for which he or she is elected or appointed, and until his or her successor has been elected or appointed and qualified. Any officer may resign at any time by giving written notice to the Board or to the Chairman, if any, or the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed by the Board, with or without cause, at any time.
Removal of an officer without cause shall be without prejudice to his or her contract rights, if any, with the Company, but the election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.


     SECTION 4.3     POWERS AND DUTIES

     The officers of the Company shall have such authority and perform such duties in the management of the Company as may be prescribed by the Board of Directors and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the control of the Board. Securities of other companies held by the Company may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chairman, the President, any Vice President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

     SECTION 4.4     SALARIES

     Salaries of all officers of the Company shall be fixed by the Board from time to time; and salaries of all other employees of the Company shall be regulated by the Chief Executive Officer.

     SECTION 4.5     CHAIRMAN

     The Chairman shall preside at all meetings of the shareholders and the Board of Directors at which he or she shall be present. When the Chairman is also designated the Chief Executive Officer, he or she shall have general and active management of the business of the Company and shall see that all orders and policies of the Board of Directors are carried into effect.

     SECTION 4.6     VICE CHAIRMAN

     The Vice Chairman shall do and perform all such duties as shall be assigned to him or her by the Chairman or required by the Board of Directors.

     SECTION 4.7     PRESIDENT

     In the absence of a Chairman or should the Chairman so direct, the President shall preside at all meetings of the shareholders and of the Board of Directors at which he or she shall be present. In the case of the Chairman having been designated as Chief Executive Officer, the President shall (subject to the direction of the Chairman) exercise general control and supervision over all the affairs of the Company and generally do and perform those duties as usually appertain to the office of the President, or which may be assigned to him or her by the Board of Directors. Should there be no Chairman or should the President be designated Chief Executive Officer of the Company, the President shall have general and active management of the business of the Company and shall see that all orders and policies of the Board of Directors are carried into effect; and the salaries of all employees of the Company, other than officers, shall be regulated by him or her. If the office of the Chairman be vacated, due to the incumbent's death, retirement, or inability to act, or should the Directors elect to leave such office vacant, the President shall be the Chief Executive Officer and shall assume all the duties as outlined in
Section 4.5 of this Article IV, until directed otherwise by the Board of Directors.

     SECTION 4.8     VICE PRESIDENT

     The Vice Presidents, respectively, shall do and perform all such duties as shall be assigned to them by the Chairman or the President or required of them by the Board of Directors. If designated by the Board of Directors as a member of the Executive Committee, a Vice President shall perform the duties of President in case of the President's absence or inability to act or in case of a vacancy in that office. An Assistant Vice President in the absence or disability of a Vice President may at the discretion of the Chairman or the President perform the duties of a Vice President and shall perform such other duties as may be assigned to him or her.

     SECTION 4.9     SECRETARY

     It shall be the duty of the Secretary to keep and attest true records of the proceedings of all meetings of the Board and Executive Committee, to see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law and safely keep and account for all documents, papers and property of the Company which may come into his or her possession. He or she shall be the custodian of the Corporate Seal of the Company and shall affix and attest the same whenever it is necessary and proper so to do, and shall perform such other duties as may be assigned to him by the Board. In the absence or disability of the Secretary, an Assistant Secretary or any Vice President shall perform his duties and such other duties as may be assigned to him or her.

     SECTION 4.10    TREASURER

     The Treasurer shall have the custody of all money, funds, securities and valuable papers of the Company. He or she shall furnish such security for the faithful performance of his or her duties as may be required by the Board of Directors. He or she shall receive all money due to the Company and deposit the same in its corporate name in such Banks or Trust Companies as the Board of Directors shall determine. He or she shall sign all checks, drafts or orders for the payment of money; and perform such other duties as may be required of him or her by the Board of Directors. An Assistant Treasurer shall, in the absence or disability of the Treasurer, perform his or her duties and such other duties as may be assigned to him or her. In the absence or disability of the Treasurer and Assistant Treasurers, any Vice President shall perform his or her duties and such other duties as may be assigned to him or her. The Treasurer shall, when directed by the Board of Directors, open special accounts in the Company's depositories; all checks, drafts or orders for the payment of money out of such special accounts shall be signed in such manner and by such officers or employees of the Company as the Board of Directors shall designate; such checks, drafts or orders for the payment of money shall also be signed, if, as and when so directed by resolution of the Board of Directors, by such persons and in such manner as the Board of Directors shall determine.


     SECTION 4.11    COMPTROLLER

     The Comptroller shall have charge of accounting and related records. He or she shall sign checks, drafts or orders for the payment of money; such checks, drafts and orders to be also signed by the Treasurer, and perform such other duties as may be required of him or her by the Board of Directors. An Assistant Comptroller shall, in the absence or disability of the Comptroller, perform his or her duties and such other duties as may be assigned to him or her. In the absence or disability of the Comptroller and Assistant Comptroller, the Chairman, the President or a Vice President, shall sign all checks, drafts or orders for the payment of money; such checks, drafts and orders to be also signed by any other authorized officer.

                                   ARTICLE V
                                     SHARES

                              CERTIFICATED SHARES

     SECTION 5.1     CERTIFICATES, REGISTRAR AND TRANSFER AGENT

     The Shares of the Company may be represented by certificates in such forms as the Board of Directors may prescribe, signed by the Chairman, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company and registered by such Bank or Trust Company as may be designated by the Board. If the Company is authorized to issue shares of more than one class, each certificate representing shares issued by the Company shall set forth upon the face or back of the certificate, or shall state that the Company will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued in series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Each certificate representing shares shall state upon the face thereof (1) that the Company is formed under the laws of the State of New York; (2) the name of the person or persons to whom issued; and (3) the number and class of shares, and the designation of the series, if any, which such certificate represents.

     SECTION 5.2     AUTHORIZATION OF FACSIMILE SIGNATURES AND SEAL

     The Board of Directors may authorize the signatures of the Chairman, the President, a Vice President, the Secretary or an Assistant Secretary, and the Corporate Seal of the Company, to be facsimiled, engraved or printed.

     SECTION 5.3     TRANSFER OF CERTIFICATED SHARES

     The Shares of the Company shall be transferable or assignable in person or by attorney, only on the books of the Company, upon the surrender of the certificate representing the shares to be transferred or assigned with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Company or its transfer agent may require. The Transfer Agent of the Company shall be such Bank or Trust Company as may be designated by the Board.

     SECTION 5.4     LOST, STOLEN OR DESTROYED SHARE CERTIFICATES

     The Company may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Company may require the owner of the lost or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

                             UNCERTIFICATED SHARES

     SECTION 5.5     UNCERTIFICATED SHARES

     The shares of the Company may be uncertificated shares. Within a reasonable time after the issuance, or within two business days after a transfer, of uncertificated shares, the Company shall send a written notice to the registered owner of such shares and to any other party required by law to receive such notice. Each such notice shall state (1) that the Company is formed under the laws of the State of New York; (2) the name of the person or persons to whom issued; (3) the number and class of shares, and the designation of the series, if any, with respect to which such notice was issued; and (4) any other information required by law to be contained therein. If the Company is authorized to issue shares of more than one class, each such notice shall contain, or shall state that the Company will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued in series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares representing shares of the same class and series shall be identical.

     SECTION 5.6     TRANSFER OF UNCERTIFICATED SHARES

     Shares of the Company shall be transferable on the record of shareholders upon presentation to the Company or a transfer agent of a transfer request indicating the shares requested to be transferred, with proper endorsement on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Company or its transfer agent may require.


                                   ARTICLE VI
                                INDEMNIFICATION

     SECTION 6.1     GENERAL APPLICABILITY

     Except to the extent expressly prohibited by the New York Business Corporation Law, the Company shall indemnify each person made, or threatened to be made, a party to any action or proceeding, whether criminal or civil, by reason of the fact that such person or such person's testator or intestate is or was a Director or Officer of the Company, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney's fees and expenses, reasonably incurred in enforcing such person's right to indemnification, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

     SECTION 6.2     SCOPE OF INDEMNIFICATION

     The Company shall advance or promptly reimburse upon request to any person entitled to indemnification hereunder all reasonable expenses, including attorney's fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

     SECTION 6.3     OTHER INDEMNIFICATION PROVISIONS

     Nothing herein shall limit or affect any right of any Director, Officer or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorney's fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise; without affecting or limiting the rights of any Director, Officer or other corporate personnel pursuant to this Article VI, the Company is authorized to enter into agreements with any of its Directors, Officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law.

     Unless limited by resolution of the Board of Directors or otherwise, the Company shall advance the payment of expenses to the fullest extent permitted by applicable law to, and shall indemnify, any Director, Officer or other corporate person who is or was serving at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, whether for profit or not-for-profit, or a partnership, joint venture, trust or other enterprise, whether or not such other enterprise shall be obligated to indemnify such person.

     SECTION 6.4     SURVIVAL OF INDEMNIFICATION

     Anything in these By-laws to the contrary notwithstanding, no elimination or amendment of this Article VI adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Article VI shall deprive any such person's rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

     SECTION 6.5     INABILITY TO LIMIT INDEMNIFICATION

     The Company shall not, except by elimination or amendment of this Article VI in a manner consistent with the preceding Section 6.4 and with the provisions of Article VIII ("Amendments to By-Laws"), take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Article VI. The indemnification of any person provided by this Article VI shall continue after such person has ceased to be a Director or Officer of the Company and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

     SECTION 6.6     SEVERABILITY

     In case any provision in this Article VI shall be determined at any time to be unenforceable in any respect, the other provisions of this Article VI shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to its Directors or Officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

                                  ARTICLE VII
                                 OTHER MATTERS

     SECTION 7.1     BOOKS TO BE KEPT

     The Company shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the shareholders, Board of Directors and Executive Committee, if any, and (c) a current list of the Directors and Officers and their residence addresses. The Company shall also keep, at its office located in the County of Kings in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

     SECTION 7.2     INTEREST OF DIRECTORS AND OFFICERS IN TRANSACTIONS

     In the absence of fraud, no contract or other transaction between the Company and one or more of its Directors, or between the Company and any other company, firm, association or other entity in which one or more of its Directors are Directors or Officers, or have a substantial financial interest, shall be either void or voidable, irrespective of whether such interested Director or Directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction and irrespective of whether his, her or their votes are counted for such purpose:

     (1) If the material facts as to such Director's interest in such contract or transaction and as to any such common Directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors, or a committee thereof, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested Director or, if the votes of the disinterested Directors are insufficient to constitute an act of the Board under Article II hereof, by unanimous vote of the disinterested Directors; or

     (2) If the material facts as to such Director's interest in such contract or transaction and as to any such common Directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

     If there was no such disclosure or knowledge, or if the vote of such interested Director was necessary for the approval of such contract or transaction at a meeting of the Board or committee at which it was approved, the Company may avoid the contract or transaction unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Company at the time it was approved by the Board, a committee or the shareholders.


     SECTION 7.3     CORPORATE SEAL

     The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

     SECTION 7.4     WHEN NOTICE OR LAPSE OF TIME UNNECESSARY

     Whenever for any reason the Company or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submit a signed waiver of notice of such requirements.

                                  ARTICLE VIII
                             AMENDMENTS TO BY-LAWS

     SECTION 8.1     BY DIRECTORS

     By-laws may be adopted, amended, or repealed or new By-laws may be adopted by the vote of a majority of the entire Board of Directors at any regular or special meeting of the Board at which a quorum is present; provided, however, that any adoption of, amendment to or repeal of any new By-law or provision inconsistent with Article I (Section 1.2 - "Special meetings", 1.4 - "Presiding at Meetings" or 1.12 - "Notice of Shareholder Business and Nominations"),
Article II (Section 2.1 - "Number of Directors", 2.2 - "Elections, Terms and Vacancies" or 2.9 - "Removal of Directors"), Article VI - "Indemnification" or this Article VIII -"Amendments to By-Laws" hereof, if by action of the Board, shall be only upon the approval of not less than two-thirds of the entire Board at any such regular or special meeting of the Board of Directors.

     SECTION 8.2     BY SHAREHOLDERS

     By-laws may be adopted, amended, or repealed by the vote of a majority of the shareholders entitled to vote in the election of any Directors (as herein provided) at any annual or special shareholders' meeting at which a quorum is present, if notice of such proposed action shall have been given in accordance with the notice requirements of Section 1.12 of these By-laws; provided, however, that any adoption of, amendment to or repeal of any new

By-laws or provision inconsistent with Article I (Section 1.2 -"Special meetings", 1.4 - "Presiding at Meetings" or 1.12 - "Notice of Shareholder Business and Nominations"), Article II (Section 2.1 - "Number of Directors", 2.2
- "Elections, Terms and Vacancies" or 2.9 - "Removal of Directors"), Article VI
- "Indemnification" or this Article VIII - "Amendments to By-Laws" hereof, if by action of shareholders, shall be only upon the affirmative vote of not less than two-thirds of the shares entitled to vote thereon at such annual or special shareholders' meeting at which any such action is proposed.